EXHIBIT 7

                                                              1998-OP5/A

                                                              Frederick A. Moran
                                                              Optionee

THIS AGREEMENT SUPERSEDES AND RENDERS NULL AND VOID A PRIOR INCENTIVE STOCK OPTION AGREEMENT BETWEEN THE PARTIES MADE AS OF DECEMBER 8, 1998.


                            VDC COMMUNICATIONS, INC.
                            ------------------------

                        INCENTIVE STOCK OPTION AGREEMENT
                       UNDER THE VDC COMMUNICATIONS, INC.
               1998 STOCK INCENTIVE PLAN, AS AMENDED (the "Plan")

                  This Agreement is made as of October 1, 1999, (the "Grant Date") by and between VDC Communications, Inc., a Delaware corporation (the "Corporation") and Frederick A. Moran (the "Optionee").

                  WHEREAS, Optionee is an employee of the Corporation or one of its subsidiaries and the Corporation, in December 1998, considered it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Corporation and an incentive to advance the interests of the Corporation and granted the Optionee an option to purchase shares of common stock of the Corporation (the "Common Stock"); and

                  WHEREAS, the parties entered into an Incentive Stock Option Agreement dated December 8, 1998 (the "December Option Agreement") representing an option to purchase 200,000 shares of Corporation Common Stock (the "December Option");

                  WHEREAS, the Board of Directors of the Corporation has repriced the per share exercise price for the shares subject to the December Option; and

                  WHEREAS, the parties wish to enter into a new agreement that reflects the new exercise price, and supersedes and renders null and void the December Option Agreement and the December Option.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Corporation hereby grants Optionee an option to purchase from it, upon the terms and conditions set forth in the Plan (a copy of which is attached hereto) and this Agreement, that number of shares of the authorized and unissued Common Stock of the Corporation as is set forth on Schedule A hereto.

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                  1.       Terms of Stock Option.  The option to purchase Common
Stock granted herein is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:

                           (a) This option shall constitute an Incentive Stock Option which is intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended;

                           (b) The per share exercise price for the shares subject to this option shall be higher than 110% of the Fair Market Value (as defined in the Plan) of the Common Stock on the Grant Date, which exercise price is set forth on Schedule A hereto;

                           (c) This option shall vest in accordance with the vesting schedule set forth on Schedule A hereto; and

                           (d) No portion of this option may be exercised more than five (5) years from December 8, 1998.

                  2. Payment of Exercise Price. The option may be exercised, in part or in whole, only by written request to the Corporation accompanied by payment of the exercise price in full either: (i) in cash for the shares with respect to which it is exercised; (ii) by delivering to the Corporation a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay the exercise price; (iii) in the discretion of the Plan Administrator, through the delivery to the Corporation of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the option exercise price of the shares being purchased pursuant to the exercise of the Option; provided, however, that shares of Common Stock delivered in payment of the option price must have been held by the Optionee for at least six (6) months in order to be utilized to pay the option price; (iv) in the discretion of the Plan Administrator, through an election to have shares of Common Stock otherwise issuable to the Optionee withheld to pay the exercise price of such Option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in Subsections (i) -
(iv) of this paragraph.

                  3.       Miscellaneous.

                           (a) This Agreement and the option represented hereby may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

                           (b) This Agreement will be governed and interpreted in accordance with the laws of the State of Connecticut, and may be executed in more than one counterpart, each of which shall constitute an original document.

                           (c) No alterations, amendments, changes or additions to this agreement will be binding upon either the Corporation or Optionee unless reduced to writing and signed by both parties.

                           (d) All controversies or claims arising out of this Agreement shall be determined by binding arbitration, conducted at the Corporation's offices in Greenwich, Connecticut, or at such other location designated by the Corporation, before the American Arbitration Association (the "AAA").

                           (e) No rule of construction requiring interpretation against the drafting party shall apply to the interpretation of this Agreement.

                           (f) This Agreement supersedes and renders null and void the December Option Agreement and the December Option.

                           (g) The recitals to this Agreement constitute a part of this Agreement.

                           (h) If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.

                  In witness whereof, the parties have executed this Agreement as of the Grant Date.

                                                  CORPORATION:

                                                  VDC COMMUNICATIONS, INC.


                                                  By:/s/ Frederick A. Moran
                                                     ---------------------------
                                                         Frederick A. Moran
                                                         Chief Executive Officer


                                                  OPTIONEE:


                                                  /s/ Frederick A. Moran
                                                  ------------------------------
                                                  Frederick A. Moran

                                                              Frederick A. Moran
                                                              Optionee

                                   Schedule A



1.       Grant Date:  October 1, 1999

2.       Number of Shares of Common Stock covered by the Option: 200,000

3.       Exercise Price (higher than 110% of Fair Market Value of  Common  Stock
         on the Grant Date):   $1.38

4.       The Option shall vest in accordance with the following schedule:

         (i) 40,000 shares shall vest on December 8, 1999, provided Optionee remains continuously employed by the Corporation from December 8, 1998 through December 7, 1999;

         (ii) 40,000 shares shall vest on December 8, 2000, provided Optionee remains continuously employed by the Corporation from December 8, 1998 through December 7, 2000;

         (iii) 40,000 shares shall vest on December 8, 2001, provided Optionee remains continuously employed by the Corporation from December 8, 1998 through December 7, 2001;

         (iv) 40,000 shares shall vest on December 8, 2002, provided Optionee remains continuously employed by the Corporation from December 8, 1998 through December 7, 2002; and

         (v) 40,000 shares shall vest on December 8, 2003, provided Optionee remains continuously employed by the Corporation from December 8, 1998 through December 7, 2003.